UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  November 22, 2022
Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister			(713)	996-4700
Houston,	Texas	77040
(Address of principal executive offices)			(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2022 (the “Closing Date”), DXP Enterprises, Inc. (the “Company”) entered into an amendment (the “Term Loan Amendment”), by and among the Company, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), the incremental lenders party thereto and Goldman Sachs Bank USA as agent (the “Agent”).

The Term Loan Amendment amends and supplements that certain Term Loan and Security Agreement, dated as of December 23, 2020 (as amended by the Term Loan Amendment, and as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, the Guarantors, the lenders party thereto and the Agent (all as defined therein). The Term Loan Amendment provides for, among other things, $105 million in new Incremental Term Loan Commitments (as such term is defined in the Term Loan Agreement) under the Term Loan Agreement, such that after giving effect to the Term Loan Amendment, including the new borrowings, DXP has $417.2 million in outstanding borrowings under the Term Loan Agreement. The existing and new borrowings under the Term Loan Agreement mature on December 23, 2027 and are priced at Term SOFR plus an applicable margin of 5.25 percent.

Concurrently with closing the Term Loan Amendment, on the Closing Date, the Company also entered into an amendment (the “ABL Amendment”), by and among the Company, certain of the Company’s US subsidiaries, as borrowers (the “US Borrowers”), certain of the Company’s Canadian subsidiaries, as borrowers (the “Canadian Borrowers”), the lenders party thereto and Bank of America, N.A., as agent (the “ABL Agent”). The ABL Amendment amends and supplements that certain Amended and Restated Loan and Security Agreement, dated as of July 19, 2022 (as amended by the ABL Amendment, and as amended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among the Company, the US Borrowers, the Canadian Borrowers, the lenders party thereto and the ABL Agent (all as defined therein). The ABL Amendment provides for, among other things, conforming changes to permit the Incremental Term Loan Commitments and Term Loan Amendment.

The foregoing description is only a summary of the material provisions of each of the Term Loan Amendment and ABL Amendment and is qualified in its entirety by reference to a copy of each of the Term Loan Amendment and ABL Amendment, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Term Loan Amendment or ABL Amendment, as context requires.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 8.01. Other Events.

On November 22, 2022,the Company issued a press release announcing its entry into the Term Loan Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 and Joinder Agreement to Term Loan and Security Agreement, dated as of November 22, 2022, among the Company, certain subsidiaries of the Company, as guarantors, the incremental lenders party thereto and Goldman Sachs Bank USA, as agent.

10.2
First Amendment to Amended and Restated Loan and Security Agreement, dated as of November 22, 2022, among the Company, certain of the Company’s US subsidiaries, a borrowers, certain of the Company’s Canadian Subsidiaries, as borrowers, the lenders party thereto and Bank of America, N.A., as agent.

99.1	Press Release, dated November 22, 2022, announcing DXP Enterprises, Inc.’s entry into the Term Loan Amendment.
104	Cover Page Interactive Data File – The cover page iXBRL tags from this Current Report on Form 8-K are embedded within the iXBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        DXP ENTERPRISES, INC.

November 29, 2022	By: /s/ Kent Yee
Kent Yee
Senior Vice President/Finance and Chief Financial Officer